Exhibit 4

AMENDMENT NO. 1 TO LETTER AGREEMENT DATED OCTOBER 26, 2011

For good and valuable consideration, the receipt of which is acknowledged by each of the undersigned parties, this Amendment No. 1 (this “Amendment”) dated December 24, 2014 (the “Effective Date”) hereby amends the Letter Agreement dated October 26, 2011 (the “2011 Letter”), executed by Zhu Zhengdong, a citizen of the People’s Republic of China (ID No. 320102196806142439) (“Zhu”), and/or Yin Baohong, a citizen of the People’s Republic of China (ID No. 320102196710242849) (“Yin”, and together with Zhu, the “Shareholders”), in favor of BERTELSMANN ASIA INVESTMENTS AG, a limited liability company organized under the laws of Switzerland ( “BAI” or “Holder” or “Secured Party”), as follows:

1. The definition of “Charged Shares” in Section 1.1 of the Deed (as defined in the 2011 Letter) shall be amended to include 48,805,569 Shares originally charged to BAI (which, following the conversion, shall be represented by 12,201,392 American Depository Shares (“ADSs”) and upon such conversion, such ADSs shall be deemed to be part of the Charged Shares). Prior to the execution of this Amendment, the Shareholders shall (i) have undertaken to timely deliver to BAI possession of the original Stock Certificates representing the Charged Shares (whether or not in ADS form) accompanied with duly executed stock powers in favor of BAI, including without limitation, signed but undated instruments of transfer with the “medallion signature guarantee” (collectively, “Stock Certificates”) and (ii) irrevocably appoint BAI and every delegate of BAI as their attorney, on their behalf and in their names or otherwise, in such manner as the attorney may reasonably think fit, upon BAI’s enforcement of the Deed, to do anything which they are obliged to do but fail to do in effectuating the transfer of title of the Charged Shares to BAI. Each of the Shareholders shall: (x) comply with all applicable laws in connection with the foregoing; (y) execute, deliver and perform each of their respective obligations under any and all escrow documents requested by BAI to reflect the foregoing with an escrow agent that is approved in advance in writing by BAI, including, without limitation, the Escrow Letter in substantially the form attached hereto as Exhibit D, and the Shareholders shall pay 50% of any escrow fees incurred therewith; and (z) take such other actions requested by BAI or the escrow agent to consummate the transactions contemplated hereby, including, without limitation, delivery of the Stock Certificates, and the signed but undated instruction letter from the Company instructing the depository agent to transfer the title of the Charged Shares (in their ADS form) in substantially the form attached hereto as Exhibit E (“Transfer Instructions”), and the signed but undated request for conversion of restricted to unrestricted ADSs in substantially the form attached hereto as Exhibit F and any related legal opinions to be delivered therewith (collectively, the “Conversion Instructions”). The power of attorney set forth hereunder shall automatically terminate upon the full payment of the Notes, all accrued interest and any other amount owing to BAI.

2. The Shareholders shall also, at their sole cost and expense: (i) as soon as practicable, deliver to BAI the Stock Certificates representing the Charged Shares in their ADS form to BAI or its designee to the extent not previously delivered to BAI prior to the Effective Date; and (ii) complete the conversion of 50% of the ordinary shares of the Company that are Charged Shares into ADSs no later than 30 days from the date hereof and initiate the conversion of the balance of the ordinary shares of the Company that are Charged Shares into ADSs no later than 45 days from the date hereof, provided that 100% of the ordinary shares of the Company that are Charged Shares shall be converted into ADSs within 90 days from the date hereof or such failure to convert such shares shall constitute an Event of Default. Without limiting the foregoing, the Shareholders shall, at their sole cost and expense: (w) take all actions requested by BAI to facilitate the delivery of the original stock certificates to Deutsche Bank Hong Kong AG or such other custodian or depository agent designed by Holder (“Custodian”) as the custodian if requested by BAI) the original Stock Certificates representing the ordinary shares of the Company that are Charged Shares which shall then be converted in the name of “Deutsche Bank Trust Company Americas”; (x) execute and deliver to BAI (and/or deliver to Custodian if requested by BAI) the form of restricted issuance instructions and a copy of the applicable W-9/W-8BEN in form and substance satisfactory to BAI and Custodian; (y) execute and deliver to Custodian (via next day delivery, e-mail and/or facsimile as requested by BAI and Custodian) the Conversion Instructions; and (z) instruct Custodian, and if both requested by Holder and agreed by Custodian, enter into a three-party agreement with Custodian and BAI providing that, the certificates representing the ADSs contain a restrictive legend prohibiting the sale of the ADSs and/or the conversion of such ADSs from restricted to unrestricted status without BAI’s prior written consent. Notwithstanding the foregoing, in no event shall the conversion of such ordinary shares be deemed to be a release of such shares from the Deed, and such ADSs shall be deemed to be part of the Charged Shares immediately upon such conversion without any further action by the parties.

3. Each of the Shareholders hereby acknowledges, represents, warrants and covenants: (i) that any and all dividends of the Charged Shares shall be remitted directly to BAI to be used to pay down the Note, where such payment shall be applied first to reduce the interest accrued to the date of the payment and second to reduce the outstanding principal under the Note; (ii) to direct the Company’s depository agent, transfer agent, and any third party responsible for the distribution of such dividends to comply with the foregoing, and wire transfer such proceeds within three business days of receipt in accordance with the wire transfer instructions attached hereto as Exhibit D (“Wire Transfer Instructions”); (iii) that they shall not distribute any dividends relating to the Charged Shares to the Purchasers and the Shareholders until the outstanding principal and accrued but outstanding interest under the Note shall be fully satisfied and discharged; (iv) to the extent that they have voting power over the Charged Shares as a shareholder or in their capacity as a director, they shall vote in favor of all dividends and distributions effected in compliance with this paragraph to the extent consistent with their fiduciary duties and applicable law; and (v) they shall execute irrevocable written instructions and such other documents requested by BAI and the Company’s depository agent, transfer agent, and other third parties responsible for the distribution of dividends to comply with the foregoing.

4. None of the Shareholders may transfer, cancel, pledge, encumber, sell, offer for sale or assign any Charged Shares in the Company (including, without limitation, any warrants, options, notes or securities convertible or exchangeable into any equity in the Company) or any rights, preferences and obligations relating to the foregoing without BAI’s prior written consent.

5. Provided that the Shareholders provide to BAI a written notice no less than two weeks before the contemplated sale, the Shareholders may sell the Charged Shares on the express conditions that (i) no more than one-third (1/3) of the balance of the Charged Shares are sold at any given time, (ii) any and all proceeds from such sale are remitted directly to BAI to be used to pay down the Note, where such proceeds shall be applied first to reduce the interest accrued to the date of the payment and second to reduce the outstanding principal under the Note, (iii) the Shareholders conduct such sale in accordance with the Company’s charter documents and all applicable laws and regulations, including, without limitation those promulgated by the SEC and applicable securities exchanges, (iv) BAI has received irrevocable instructions in favor of BAI and such other evidence satisfactory to BAI from all applicable third parties (including, without limitation, the transferee, transfer agent and the escrow agent) that such proceeds shall be remitted directly to BAI, and (v) BAI has been appointed by the Purchasers and the Shareholders as their attorney, on their behalf and in their name or otherwise, to complete the assignment of their right to receive the proceeds from such sale and if so required, to sign any and all documents and to notify any parties necessary to effectuate such assignment. Without limiting the foregoing, the Shareholders shall if requested by BAI: (v) deliver to BAI and/or Custodian the original Stock Certificate for the ADSs representing the portion of the Charged Shares to be converted into unrestricted ADSs; (w) execute and deliver to BAI and/or Custodian the Transfer Instructions with a medallion signature guarantee in form and substance satisfactory to BAI and Custodian; (x) execute and deliver a request for conversion from restricted to unrestricted ADS in form and substance satisfactory to BAI and Custodian; (y) execute and deliver to Custodian (via next day delivery, e-mail and/or facsimile as requested by BAI and Custodian) the Conversion Instructions to convert such ADSs from restricted to unrestricted status; and (z) upon conversion of such ADS from restricted to unrestricted status, assist BAI and Custodian to convert and deliver the ADS pursuant to written instructions specified by BAI that may require, among other things, that the selling broker agree as a condition precedent to the sale of such ADSs to deliver all sale proceeds from such sale of the ADSs to BAI’s designated bank account. Subject to the Shareholders having fully complied with the foregoing in connection with the sale of such Charged Shares, BAI may release such Charged Shares from the Deed solely in order to effectuate the transactions contemplated above; provided, however, if the sale of such Charged Shares is not consummated for whatever reason before September 30, 2015, such Charged Shares will no longer be considered as “released” and the Shareholders may not sell any of the Charged Shares thereafter without the prior written consent of the Holder. Without limiting the foregoing, any breach of this paragraph shall be deemed to be an Event of Default and a breach of this Amendment, the 2011 Letter, the Note and the Deed, and immediately entitle Holder to all rights and remedies under this Amendment, the 2011 Letter, the Note, the Deed and applicable law, including, without limitation, foreclosure of the Charged Shares in ADS form.

6. The Charged Shares shall be fully released upon all of the Secured Obligations having been satisfied, waived or terminated. For avoidance of doubt, the Security shall be released from the Charge within five business days after the full payment of the outstanding balance of all Notes.

7. BAI will use commercially reasonable efforts to assist the Shareholders at the Shareholders’ sole cost and expense to the extent that the Shareholders desire to assign the Charged Shares into one holding company approved in advance in writing by BAI.

8. Upon an Event of Default, the Shareholders shall at their sole cost and expense, take all actions requested by BAI to vest sole ownership of the Charged Shares to BAI free and clear of any and all liens and encumbrances, including, without limitation, granting to BAI the sole power to: (i) convert the Charged Shares into ADSs; (ii) take full possession of the original Stock Certificates representing the Charged Shares (whether or not such Charged Shares are ordinary shares of the Company or ADSs); (iii) require the Shareholders to execute and deliver to BAI (and/or execute on behalf of the Shareholders) the Conversion Instructions or such other written instructions requesting the Custodian of the Charged Shares to process the conversion of such Charged Shares from restricted to unrestricted status; and (iv) require the Shareholders to execute and deliver to BAI (and/or execute on behalf of the Shareholders) the Transfer Instructions or such other instructions to convert, sell and transfer such converted Charged Shares in accordance with BAI’s broker delivery details requested by BAI at its sole discretion.

9. Each of the Shareholders hereby: (i) shall take, at their sole cost and expense, any and all actions requested by BAI to effectuate the foregoing actions set forth in sections (1) through (8) above; and (iii) waives all applicable defenses to BAI’s enforcement of the foregoing to the fullest extent permitted by law.

Except as expressly set forth above or in the Letter Agreement executed concurrently with this Amendment by and among the undersigned parties and the other parties signatory thereto (the “Letter Agreement”), the foregoing constitutes the entirety of the parties’ amendments to the 2011 Letter since the original execution of the 2011 Letter. This Amendment shall become effective pursuant to and subject to the terms and conditions of the Letter Agreement, and nothing in this document shall serve as a waiver or amendment of any provision of the 2011 Letter. The parties acknowledge and agree that the 2011 Letter shall remain in full force and effect pursuant to its terms on and after the date hereof, and the 2011 Letter, the Letter Agreement and this Amendment shall collectively constitute the entire agreement of the parties and supersede and replace any prior or contemporaneous oral or written agreements and understandings with regard to the subject matter hereof and thereof.

Acknowledged to and agreed as of this 24th day of December 2014.

ZHU ZHENGDONG
SIGNED, SEALED AND DELIVERED BY ZHU ZHENGDONG IN THE PRESENCE OF:

YIN BAOHONG
SIGNED, SEALED AND DELIVERED BY YIN
BAOHONG IN THE PRESENCE OF:

[SIGNATURE PAGE TO AMENDMENT NO. 1 OF 2011 LETTER AGREEMENT]